                                                                       EXHIBIT 5


                         Simpson Thacher & Bartlett LLP
                              425 Lexington Avenue
                            New York, New York 10017



                                            May 3, 2004



Genesee & Wyoming Inc.
66 Field Point Road
Greenwich, Connecticut  06830

Ladies and Gentlemen:

      We have acted as counsel to Genesee & Wyoming Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to: (1) the sale by The 1818 Fund III, L.P. ("The 1818 Fund") named as a selling stockholder in the Registration Statement, of an aggregate of up to 3,668,478 shares ("The 1818 Fund Shares") of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), issuable upon the conversion of 25,000 shares of the Company's 4.0% Senior Redeemable Convertible Preferred Stock, Series A, $0.01 par value (the "Series A Preferred Stock"), held by The 1818 Fund; (2) the sale by Mortimer B. Fuller, III ("MBF") named as a selling stockholder in the Registration Statement, of an aggregate of up to 126,070 shares of Class A Common Stock, consisting of (A) shares of Class A Common Stock which have been issued and are outstanding and currently owned by MBF ("MBF Outstanding Shares"), (B) shares of Class A Common Stock issuable upon the exercise of options currently held by MBF (the "MBF Option Shares") and/or
(C) shares of Class A Common Stock issuable upon conversion of the shares of Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), currently owned by MBF (the "MBF Conversion Shares"); and (3) the sale by John C. Hellmann ("JCH") named as a selling stockholder in the Registration Statement, of an aggregate of up to 67,500 shares of Class A Common Stock, consisting of (X) shares of Class A Common Stock which have been issued and are outstanding and currently owned by JCH ("JCH Outstanding Shares" and together with MBF Outstanding Shares, the "Outstanding Shares"), (Y) shares of Class A Common Stock issuable upon the exercise of options currently held by JCH (the "JCH

Genesee & Wyoming Inc.                -2-                            May 3, 2004



Option Shares" and together with the MBF Option Shares, the "Option Shares") and/or (Z) shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock currently owned by JCH (the "JCH Conversion Shares" and together with the MBF Conversion Shares, the "Conversion Shares").

      We have examined the Registration Statement and a form of the Class A Common Stock certificate, which has been incorporated by reference as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

      In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

      Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

      1. The 1818 Fund Shares issuable upon the conversion of the Series A Preferred Stock have been duly authorized and, when issued and delivered in accordance with the terms of the Company's Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

      2. The Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable.

      3. The Option Shares issuable upon the exercise of options by MBF and JCH have been duly authorized and, when issued and delivered in accordance with the terms of the applicable option agreements, will be validly issued, fully paid and nonassessable.

      4. The Conversion Shares issuable upon the conversion by MBF and JCH of shares of Class B Common Stock have been duly authorized and, when issued and delivered in accordance with the terms of the Company's Restated Certificate of Incorporation, will be validly issued, fully paid and nonassessable.

Genesee & Wyoming Inc.                -3-                            May 3, 2004



      We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

      We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                    Very truly yours,

                                    /s/ SIMPSON THACHER & BARTLETT LLP

                                    SIMPSON THACHER & BARTLETT LLP